UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014

INREIT Real Estate Investment Trust

(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1711 Gold Drive South, Suite 100

Fargo, North Dakota 58103

(Address of principal executive offices)

(701) 353-2720

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of a Material Definitive Agreement.

Third Amended and Restated Declaration of Trust

On March 27, 2014, INREIT Real Estate Investment Trust (the “Company”) amended its Declaration of Trust to provide that:

“Section 10.3.2. The Trust shall not be permitted to make loans or investments to the Sponsor, the Advisor, a Trustee, or any Affiliates, including Mortgages pursuant to the terms of Section 9.4, unless such loans or investments are approved by the majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in such transaction. In all cases, such transactions shall be commercially reasonable and on terms no less favorable to the Trust than transactions between unaffiliated parties under the same circumstances.

Section 10.3.3. The Sponsor, Advisor, Trustees and any Affiliates thereof shall not make loans to the Trust, or to joint ventures in which the Trust is a co-venturer, unless approved by a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Trust than comparable loans between unaffiliated parties.”

The description herein of the Third Amended and Restated Declaration of Trust is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Third Amended and Restated Declaration of Trust filed as Exhibit 4.1 hereto.

Amended and Restated Repurchase Plans

On March 27, 2014, the Company amended its Repurchase Plans to increase the aggregate maximum amount of shares and units that may be redeemed from $25.0 million to $30.0 million effective March 28, 2014.

The description herein of the Amended and Restated Repurchase Plans are qualified in their entirety, and the terms therein are incorporated herein, by reference to the Amended and Restated Repurchase Plans filed as Exhibits 99.1 and 99.2 hereto.

Third Amended and Restated Advisory Agreement

On March 27, 2014, INREIT Real Estate Investment Trust (the “Company”) adopted its Third Amended and Restated Advisory Agreement with INREIT Management, LLC, the Company’s Advisor (the “Advisor”). The Third Amended and Restated Advisory Agreement, effective as of January 1, 2014, provides a clarified definition of Total Assets and amends the disposition fees that may be received by the Advisor during the year 2014.

The Third Amended and Restated Advisory Agreement provides a clarified definition of Total Assets in Section 1 and Section 10(a) by adding “(before depreciation and amortization)”.

The Third Amended and Restated Advisory Agreement also aligns disposition and acquisition fees by providing:

Section 10(c) “Disposition – The Advisor shall receive a disposition fee equal to 2.5% of the sales price on each disposition of Real Property. The disposition fee shall be capped at 2.5% of $15,000,000 ($375,000) per disposition”.

The description herein of the Third Amended and Restated Advisory Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Third Amended and Restated Advisory Agreement filed as Exhibit 10.1 hereto.

Item 7.01 Regulation FD Disclosure

On April 2, 2014, the Company issued a press release regarding the following items:

Share and Unit Price Increase

On March 27, 2014 the Board of Trustees approved an increase in the price from $14.00 per share to $15.00 per share. The increase in share price is effective immediately.

INREIT’s Board of Trustees, acting as general partner of INREIT Properties, LLLP, also approved an increase in the unit price from $14.00 per unit to $15.00 per unit. The increase in unit price is effective immediately.

Additionally, INREIT’s Board of Trustees approved a first quarter 2014 dividend of $0.225 per share to shareholders of record as of March 31, 2014. This dividend will be paid on April 15, 2014.

INREIT’s Board of Trustees, acting as general partner of INREIT Properties, LLLP, also approved a distribution of $0.225 per unit to Limited Partnership unitholders of record as of March 31, 2014. This distribution will be paid on April 15, 2014.

The information referenced under Item 7.01 (including Exhibit 99.3 referenced in Item 9.01 below) of this Current Report on Form 8-K is being “furnished” under “Item 7.01. Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in this Current Report on Form 8-K (including Exhibit 99.3 referenced in Item 9.01 below) shall not be incorporated by reference into any registration statement, report or other document filed by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing. The Company does not undertake to update the information as posted on its website; however, it may post additional information included in future press releases and Forms 8-K, as well as posting its periodic Exchange Act reports.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Title

4.1	INREIT Third Amended and Restated Declaration of Trust

10.1	Third Amended and Restated Advisory Agreement

99.1	Amended and Restated Share Repurchase Plan

99.2	Amended and Restated Unit Repurchase Plan

99.3	Press Release dated April 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 2, 2014

INREIT REAL ESTATE INVESTMENT TRUST

By:	/s/ Bradley J. Swenson
Bradley J. Swenson
President